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                                                                    EXHIBIT 10.3

January 17, 2000


UNITED STATES CELLULAR CORPORATION
8410 West Bryn Mawr Avenue, Suite 700
Chicago, Illinois 60631-3468

ATTENTION:     LAURA DEKEYSER

Reference: Conversation between Laura DeKeyser (USCC) and Tim Turk (STI),
           January 14, 2000


Dear Laura:

In response to the agreements reached in the referenced conversation, United States Cellular Corporation (USCC) and Superconductor Technologies Inc. (STI) hereby agrees to amend the Purchase Agreement, dated August 27, 1999 as follows:

STI will select the method and common carrier for shipment unless notified by USCC reasonably in advance of the ship date that USCC desires to select the method and common carrier. STI will pre-pay freight charges from the place of shipment to the designated address on the Purchase Order and bill shipment charges to USCC. These charges will not include mark-up or administrative charges.

Delivery terms herein are FOB STI's facility in Santa Barbara, California. Title and risk of loss will pass to USCC upon delivery to a common carrier at STI's facility. STI warrants that such title and good and clear and free of all liens.

STI will invoice USCC upon shipment of Systems. USCC will pay all amounts invoiced by STI within thirty (30) days of the invoice date. However, should USCC pay all amounts invoiced by STI within fifteen (15) days of the invoice date, USCC may subtract one percent (1%) of the invoice amount owed.

Please indicate your acceptance of the above by endorsing a copy of this letter and retaining it for your files.


Sincerely,
SUPERCONDUCTOR TECHNOLOGIES INC.


/s/ E. Ray Cotten                                  Signature: /s/ Paul W. Gill
--------------------------------------------                 -------------------
E. Ray Cotten                                      Name:  Paul Gill
Senior Vice President of Sales and Marketing       Title: Director of Purchasing
Date 1/24/00